As filed with the Commission on May 2, 2023  Commission File No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement Under

THE SECURITIES ACT OF 1933

ELEMENTS VENTURES GROUP INC.
(Exact name of registrant as specified in charter)

Wyoming	7370	N/A
(State or other jurisdiction	(Primary Standard Classi-	(IRS Employer
of incorporation)	fication Code Number)	I.D. Number)

Elements Ventures Group Inc.

9980 Dufferin Street #20026

Vaughan, Ontario L6A 4M4

(647) 405-1054

elementsvg@protonmail.com

(Address and telephone number of principal executive offices)

Elements Ventures Group Inc.

9980 Dufferin Street #20026

Vaughan, Ontario L6A 4M4

(Address of principal place of business or intended principal place of business)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “ large accelerated filer,” “ accelerated filer,” “ smaller reporting company, ” and “ emerging growth company ” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated May ____, 2023

PRELIMINARY PROSPECTUS

ELEMENTS VENTURES GROUP INC.

6,000,000 SHARES OF COMMON STOCK

NO MINIMUM

AND

4,570,500 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

$0.35 PER SHARE

This is the initial public offering of the shares of common stock of Elements Ventures Group Inc., a Wyoming company (“we”, “us”, “our”, “Elements”, the “Company” or similar terms).  We are offering for sale a total of 6,000,000 shares of our Common Stock at a price of $0.35 per share in a "self-underwritten", best effort, no minimum basis. Subscription funds that are accepted by us will be deposited directly into its operating account and will not be held in escrow. The funds will be available for our immediate use. In addition, the selling stockholders are selling 4,570,500 shares of common stock at a price of $0.35 per share. We will not receive proceeds from the sale of any shares by the selling stockholders  Selling shareholders named herein may be deemed underwriters of the shares of common stock which they are offering.  This offering will terminate 365 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days or terminated. We have arbitrarily determined the offering price of $0.35 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We are making this offering without the involvement of underwriters or broker-dealers.

Prior to this offering, there has been no public market for our common stock  After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for a trading symbol and to have our common stock quoted on the OTC Pink Market. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Purchase of our common stock involves a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS MAY ____, 2023

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2023 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

Our Business

We are a development stage company and were incorporated in Wyoming on January 31, 2022.  Dmitry Kinslikh is our founder.  We are a technology led company focused on bringing blockchain based technologies to the various applications in decentralized finance (“de-fi”), non-fungible tokens (“NFTs”) and other emerging models.  Our vision is to create multiple opportunities for users through the evolution and adoption of blockchain-based technologies.

Since inception we have generated no revenues and earned a net loss of $40,477.  To implement our plan of operations we require a minimum funding of $80,000 for the next twelve months.  Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

We are an “emerging growth company” within the meaning of the federal securities laws.  For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 15 of this prospectus.

We contend that we are not a “shell company” within the meaning of Rule 405 or a blank check company because we have a defined business plan which we have begun executing and we no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

We are developing a NFT marketplace on a blockchain to facilitate the minting and trading of NFTs. This will be augmented by a secured communication application and crypto based payment gateway and wallet.  Along with the general NFT marketplace, which will allow users to mint, launch and trade in multiple domains such as Arts, Music, gaming, we will be focusing on a unique NFT marketplace for Sports.

The Offering

Securities offered by the Company:	6,000,000 shares of our common stock, par value $0.0001 per share.
Securities Being Offered by the Selling Shareholders:	4,570,500 shares of our common stock, par value $0.0001 per share.
Offering price:	$0.35
Duration of offering:

The shares are being offered for a period not to exceed 365 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Gross proceeds to us:	$2,100,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 21
Market for the common stock:

There is no public market for our shares.  After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the OTC Pink Market.

Shares outstanding prior to offering:	11,570,500
Shares outstanding after offering:	17,570,500 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 14.

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.

The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.

The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.	The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley.  Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.  This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.  These provisions include:

·	A requirement to have only two years of audited financial statements and only two years of related MD&A;

·	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

·	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

·	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  This section includes all of the known material risks in the offering.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE NOT EARNED REVENUE AS OF NOVEMBER 30, 2022 AND OUR ABILITY CONTINUE OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $51,549 for the period since our inception on January 31, 2022 to November 30, 2022, and have no revenues as of this date.  Our future is dependent upon our ability to obtain financing and upon future profitable operations in the technology business.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth.  These factors raise a doubt that we will be able to continue as a going concern.  BF Borgers CPA PC our independent registered public accounting firm has expressed a doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, our director Dmitry Kinslikh has agreed to give us an interest-free loan to fund our operations.  Otherwise, we will not be able to complete our business plan.  As a result, we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining whether to make an investment.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO CONTINUE OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS.  WE MAY NEED TO OBTAIN ADDITIONAL FINANCING.

Our current operating funds are less than necessary to complete our intended operations in the technology business.  We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus.  As of November 30, 2022, we had cash in the amount of $3,892 and liabilities of $17,760.  The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations.  We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  Our director Dmitry Kinslikh has verbally agreed to give us an interest-free loan to fund our operations.

We require a minimum funding of approximately $80,000 to conduct our proposed operations for a period of one year.  If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Dmitry Kinslikh, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Mr. Kinslikh has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  After one year we may need additional financing.  If we do not generate any revenue, we may need a minimum of $20,000 of additional funding to pay for ongoing SEC filing requirements.  Even if we generate revenues, such revenues may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs.  We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE REQUIRE ADDITIONAL CAPITAL AND FINANCING TO CONTINUE OUR BUSINESS AND FAILURE TO OBTAIN CAPITAL COULD CAUSE OUR BUSINESS TO FAIL.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our August 31, 2022 financial statements, we are in the development stage of operations, have had losses from operations since inception, no revenues and insufficient working capital available to implement our business plan and to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS.  WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on January 31, 2022 and have commenced limited business operations.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  We anticipate that we will incur increased operating expenses without realizing significant revenues.  We expect to incur significant losses in the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful.  If we are unsuccessful in addressing these risks, our business will most likely fail.

RISKS ASSOCIATED WITH LACK OF DEMAND FOR OUR SERVICES.

Although we are yet to begin selling our services, our business may be harmed if there is insufficient demand for our services.  Our profits may not be enough if there will be a lack of customers who are interested in our services or turn to our competitors.  We will have to use additional resources for marketing in social networks and others.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy and has impacted levels of consumer spending.  These macroeconomic developments may affect our business, operating results or financial condition in a number of ways.  For example, our potential customers may never start spending with us or may have difficulty paying us.  A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Although we are yet to begin selling our products, due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products/services known to potential customers.  Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum-offering shares will be sold, Mr. Dmitry Kinslikh, our sole officer and director, will own more than 50% of the outstanding shares of our common stock.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Dmitry Kinslikh may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MR. DMITRY KINSLIKH, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because our sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls.  As the sole director, Mr. Dmitry Kinslikh has the sole authority to appoint our officers and determine their compensation.  Accordingly, Mr. Dmitry Kinslikh could determine, as our sole director that his salary and perquisites are equal to or exceed our net income, if we ever have an income.  In the event that Mr. Dmitry Kinslikh does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company and will continue to do so even after the offering.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.  AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  We may in the future discover areas of our internal controls that need improvement.  Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting.  We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes.  Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective.  Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director Dmitry Kinslikh.  The Company does not have an employment agreement in place with its sole officer and director.  His departure or the loss of any other key personnel in the future could have a material adverse effect on the business.  There is no guarantee that replacement personnel, if any, will help the Company to operate profitably.  The Company does not maintain key person life insurance on its sole officer and director.

WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future.  Because we do not have any insurance, if we are made a part of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY THAT IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company.  Dmitry Kinslikh, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR PRESIDENT, MR. DMITRY KINSLIKH DOES NOT HAVE ANY PRIOR EXPERIENCE IN SELLING STOCKS, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED.  AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO START OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Dmitry Kinslikh does not have any experience in selling stocks.  Consequently, we may not be able to raise any funds successfully.  Also, the best effort offering does not require a minimum amount to be raised.  Our director Dmitry Kinslikh has agreed to give us an interest-free loan to help fund our operations.  The loan will be repaid to Mr. Kinslikh when and if the Company receives sufficient amount of revenues and its operation grows.  If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

RISK FACTORS RELATING TO OUR COMMON STOCK

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders’ interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.  We have additional source of additional capital: our director Dmitry Kinslikh has agreed to give us an interest-free loan in case if the Company needs more funds to continue its operation.  The Company does not have any written agreement on this point, only a verbal agreement.

IF WE DECIDE TO SUSPEND OUR OBLIGATIONS TO FILE REPORTS UNDER SECTION 15(D), THEN OUR SHAREHOLDERS WILL NOT RECEIVE PUBLICLY DISSEMINATED INFORMATION AND WILL BE A PRIVATE COMPANY.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer than 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

IF WE DO NOT REGISTER A CLASS OF SECURITIES UNDER SECTION 12 OF THE EXCHANGE ACT, WE WILL BE SUBJECT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT AND INVESTORS MAY NOT BE ABLE TO OBTAIN SUFFICIENT INFORMATION REGARDING THE COMPANY AND WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

RISKS ASSOCIATED WITH PURCHASE OF OUR SHARES

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES ARE REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering.  We require a minimum of $80,000 from the offering to implement your business plan.  However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold in the offering to proceed.  If we raise only a nominal amount of the proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.  In addition, because there is no minimum offering amount, our ability to close the offering early poses a risk of loss of your investment in our company.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  Additionally, as the Company was formed on January 31, 2022 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

MONEY RAISED IN THIS OFFERING WILL BE IMMEDIATELY AVAILABLE TO THE COMPANY AND INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Money raised in this offering will be immediately available to the company and our sole officer and director.  Investors do not have the right to withdraw invested funds.  Subscription payments will be paid directly to us and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the subscription.  Therefore, once an investment is made, investors will not have the use or right to return of such funds.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section.  However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes.  The failure of our management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions.  There is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling at 40% of the shares and we receive the proceeds in the amount of $4,570,500 of this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $4,570,500 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Pink Sheets (“OTC”) or other quotation service.  The OTC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTC is not an issuer listing service, market or exchange.  Although the OTC does not have any listing requirements, to be eligible for quotation on the OTC, issuers must remain current in their filings with the SEC or applicable regulatory authority.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Pink Sheets or other quotation service.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTC that become delinquent in their required filings will be  removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Elements Ventures Group Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.  If no market is ever developed for our common stock, or we do not sell sufficient shares or have sufficient shareholders to be quoted on the OTC, it will be difficult for you to sell any shares you purchase in this offering.  In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate, your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $25,000.  We will have to utilize funds from Dmitry Kinslikh, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process.  However, Mr. Dmitry Kinslikh has no obligation to loan such funds to us and there is a verbal guarantee that he will loan such funds to us.  After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Pink Sheets or other quotation service.  To be eligible for quotation, issuers must remain current in their filings with the SEC.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.  Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Pink Sheets or other quotation service.

USE OF PROCEEDS

Our public offering of 6,000,000 shares is being made at a price per share is $0.35 with net proceeds of $_______ after estimated offering expenses of $____________.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $2,100,000 as anticipated.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,500,000	3,000,000	4,500,000	6,000,000
Gross Proceeds	$525,000	$1,050,000	$1,575,000	$2,100,000
Total Before Expenses	$525,000	$1,050,000	$1,575,000	$2,100,000
Total Offering Expenses	$25,000	$25,000	$25,000	$25,000

Net Offering Proceeds	$500,000	$1,025,000	$1,550,000	$2,075,000

Operating Offering Expenses
Website Development	$30,000	$30,000	$40,000	$40,000
Software/ Product development	$362,500	$730,000	$1,097,500	$1,470,000
Marketing & Advertising	$7,500	$165,000	$152,500	$248,838
Salaries	$80,000	$80,000	$200,000	$256,163
Other operating expenses	$20,000	$20,000	$60,000	$60,000
Total Operating Expenses	$500,000	$1,025,000	$1,550,000	$2,075,000

We believe the net proceeds from the sale of all the shares we are offering, assuming all the shares are sold (of which you have no assurance), will be sufficient to fund our operational expansion goals assuming application of the proceeds as outlined above. See “Plan of Operations”.  The board of directors reserves the right to reallocate the use of net proceeds, if, in its judgment, such reallocation will best serve its needs in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds shall be invested in certificates of deposit, money market accounts, treasury bills, and similar short term, liquid investments with substantial safety of principal.

DILUTION

The price of the current offering is fixed at $0.35 per share.  This price is significantly higher than the valuation of the shares issued to our sole officer and director, Dmitry Kinslikh, which was $0.0001 per share for the 7,000,000 shares of common stock he earned from the Company.  In addition, we have issued 4,570,000 shares to a number of shareholders at varying prices.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of August 31, 2022, the net tangible book value was $(12,181) or $(0.011) based upon 11,540,500 shares outstanding.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,570,500 shares of common stock offered for resale through this prospectus and it also covers the registration of the 6,000,000 shares of our common stock in a primary offering.  The 4,570,500 shares that were previously issued were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All of the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

•the number of shares owned by each prior to this offering;

•the total number of shares that are to be offered for each;

•the total number of shares that will be owned by each upon completion of the offering; and

•the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Lana Adamson	500	500	Nil	Nil
Deepti Agarwal	500	500	Nil	Nil
Rajeev Agarwal	500	500	Nil	Nil
Muhammed Ajram	500	500	Nil	Nil
Bhupinder Brar	500	500	Nil	Nil
Komaljit Brar	500	500	Nil	Nil
Amrit SIngh Chahal	10,000	10,000	Nil	Nil
Jasmeet Chahal	10,000	10,000	Nil	Nil
Sergey Fedotov	500	500	Nil	Nil
Jagdeep Gill	500	500	Nil	Nil
Jasbir Gill	500,000	500,000	Nil	Nil
Jaswinder Gill	500,000	500,000	Nil	Nil
Tejpal Gill	500,000	500,000	Nil	Nil
Manjinder Kalirai	500	500	Nil	Nil
Navdeep Kalirai	500	500	Nil	Nil
Parlad Kalirai	500	500	Nil	Nil
Ramandeep Kalirai	500	500	Nil	Nil
Balwinder Kooner	500	500	Nil	Nil
Gurjeet Kooner	500,000	500,000	Nil	Nil
Daniel Kostin	500	500	Nil	Nil
Sergey Kuzhlev	200,000	200,000	Nil	Nil
Yuliya Kuzhleva	500,000	500,000	Nil	Nil
Rahul Maingi	500	500	Nil	Nil
Julia Milter	500	500	Nil	Nil
Sergey Milter	500	500	Nil	Nil
Jaskarn Rai	500,000	500,000	Nil	Nil
Teresa Safarian	10,000	10,000	Nil	Nil
Mehnoor Sandhu	500	500	Nil	Nil
Neeti Prabhjot Sandhu	500	500	Nil	Nil
Jaspreet Saran	500	500	Nil	Nil
Grace Sharma	500,000	500,000	Nil	Nil
Vladimir Sidelnikov	500	500	Nil	Nil
Simarpreet Singh	10,000	10,000	Nil	Nil
Sergejs Suhanovs	10,000	10,000	Nil	Nil
Vladimir Yevdokimov	10,000	10,000	Nil	Nil
Elena Znamenskaya	300,000	300,000	Nil	Nil
Roman Znamenski	500,000	500,000	Nil	Nil

PLAN OF DISTRIBUTION

By Selling Stockholders

In connection with the sale of the common shares, agents may receive compensation from the selling stockholders or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions.  The selling shareholders named herein may be deemed underwriters of the shares of common stock which they are offering and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under such Act. We will not receive any proceeds from sale of shares by selling stockholders.

Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of any common shares otherwise than through a stockholders brokerage account a Prospectus supplement or post-effective amendment will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933

By Us

We are offering up to 6,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum.  The offering price is $0.35 per share at a fixed price for the duration of the offering.  This prospectus will permit our sole officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that they may sell.  Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.35 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.  Our board may choose to extend the offering for an additional 90 days if all of the shares are not sold at the end of 180 days from the effective date of this prospectus.

Our subscription agreement allows purchasers to purchase shares from us and requires that we promptly deliver a certificate representing the Shares, registered in the name of the Purchaser.  As well, it grants the Purchaser a two-day cancellation right to cancel the subscription by sending notice to the Company by midnight on the 2nd business day after you the Purchaser signs the subscription agreement.

We have 11,570,500 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering 6,000,000 shares of its common stock for sale at the price of $0.35 per share.  There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the Company’s selling efforts in the offering, Dmitry Kinslikh will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.

Dmitry Kinslikh is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Dmitry Kinslikh will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Dmitry Kinslikh is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Dmitry Kinslikh will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Dmitry Kinslikh will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 6,000,000 shares being offered.  The price per share is fixed at $0.35 for the duration of this offering.  Although our common stock is not listed on a public exchange or other quotation service, we intend to seek to have our shares of common stock quoted on the OTC Pink Sheets or other quotation service.  In order to be quoted on the OTC Pink Sheets or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.35 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.  In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.  We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock.  Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share and 20,000,000 shares of preferred stock, par value $0.0001 per share.  As of August 31, 2022 there were 11,570,500 shares of our common stock issued and outstanding that are held by our shareholders, and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non- cumulative vote per share on all matters on which stock holders may vote.

Holders

As of February 28, 2023, we had had 38 holders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.  There are no contractual restrictions on our ability to declare or pay dividends.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

We are a technology led company focused on bringing blockchain based technologies to the various applications in decentralized finance (“de-fi”), non-fungible tokens (“NFTs”) and other emerging models.  Our vision is to create multiple opportunities for users through the evolution and adoption of blockchain-based technologies.

We are developing a NFT marketplace on a blockchain to facilitate the minting and trading of NFTs.  This will be augmented by a secured communication application and crypto based payment gateway and wallet.  Along with the general NFT marketplace, which will allow users to mint, launch and trade in multiple domains such as arts, music, gaming, we will be focusing on a unique NFT marketplace for sports.

GENERAL DESCRIPTION OF OUR ACTIVITY

We will earn money from commissions charged on the transacted value of NFTs traded on our platform.  Apart from this commission income, we will also be generating revenue from our payment gateway which will be integrated into the marketplace.  This cryptocurrency supported payment gateway will also be launched as independent payment gateway outside of our own NFT marketplace.  Other revenue opportunities include listing fees, minting fees and other transaction revenues on the platform.

As an early-stage technology development enterprise, we are driven as our clients to succeed, with full transparency and time-honored efficiency, matching top talent and creativity with global experience.  Whether it’s an NFT social media platform, secure messaging and encrypted chat, or a payment processor for both crypto and fiat transactions, we deliver elegant, effective solutions to help our clients drive their business forward.

Revenue Opportunities

•Listing fees – NFT marketplaces act as a hub for thousands of crypto collectibles developed by content creators. They categorize each NFT into different types and display them appropriately. The categories can be divided based on price, demand from investors, and recently added.

•Transaction processing charges – Peer-to-peer transactions are executed while buying and selling digital collectibles on NFT marketplaces. The investors generally pay through the leading cryptocurrencies & stablecoins. The NFT selling platform imposes a transaction fee for each payment processed by the crypto investors. The transaction charges are imposed to pay off the gas charges for maintaining the functioning of the blockchain network.

•Initial setup fees – This is imposed on content creators planning to list their first crypto collectible on the NFT marketplace. Every NFT selling platform is backed up with a predefined protocol and NFT developers need to pay a specific fee to move their digital collectible to the platform and list it for commercial sale.

•Selling multiple NFTs simultaneously – The content creator can opt to sell numerous crypto collectibles at the same time to several investors through a single auction. Whenever a new NFT is added for sale in the auction, the creator will have to incur fees for on-chain transactions and gas. In other cases, the NFT marketplace will charge a flat percentage on the final bidding price.

•Minting fees – Minting charges are levied for registering the NFT (artwork, fashion accessories, games, sports goods, and trading cards) on the blockchain network.

•Bidding charges – Interested NFT buyers must pay a specific fee for bidding successfully for the crypto collectible sold on the NFT marketplace. They have to place their offer before the deadline after including details of the lowest price and highest price.

•Affiliate Program – It is an exclusive program for partners of NFT marketplaces. The NFT selling platform charges a specific fee for offering various incentives like real-time sharing of statistics on the demand of crypto collectibles, for conducting airdrop and bounty programs, ensuring the instant creation of auctions, and HTTP API integration for filtering of information related to bids, digital assets, and wallet addresses.

Encrypted Chat Application

Elements will also launch a communication app that allows users to conversate with each other via text, voice message, or video calls with high levels of encrypted communications.  Users are not being tracked across this chat platform and messages are end-to-end encrypted. Its focus is on encryption and privacy.

The secure messenger market is one of the fastest growing in the software industry. Due to increasing privacy concerns, and a never-ending stream of various data breaches, more and more companies are starting to take their communication practices very seriously, and that makes them turn to secure messengers.

Elements chat can be used through a variety of devices, including computers running on Linux, macOS, or Windows, as well as mobile phone and tablet applications (available on Android and iOS devices). This chat utility will be integrated into the NFT marketplace for safe and secure communication with high regards to privacy. It will also be available for the users to use it independently without having to use the marketplace.

This encrypted chat utility will be key feature of the NFT Marketplace which will make a secure  communication between creators, investors & traders.

At a future date, we are looking to launch this Encrypted Chat model independent of NFT Marketplace and it will be launched in the open market. The idea here is to increase the user base and use them to boost the number of marketplace users.

Revenue Model for the Encrypted Chat:

This is a streamlined free personal app that offers an excellent showcase of the platform’s secure communications possibilities.   At a future date, there will be a Pro version ($6 monthly) with more features for a reasonable price; it can be used for groups to discuss projects and maintain confidential communication all the way through.   The Enterprise version that adds third-party integration and on-premise deployment to the mix, which will be available only on the paid versions.  Lastly, there will be a crisis communication edition, with the extreme levels of security designed for emergency events like malware attacks and breaches.

Element’s Crypto Payment Gateway

A cryptocurrency payment gateway is a platform or a gateway that authorizes the transaction in cryptocurrency and makes it valid. If a customer makes a payment by scanning the QR code or by manually entering the address of a wallet, it can be termed as a crypto payment. The entire payment is recorded on the blockchain, making it immutable.

The cryptocurrency payment gateway ensures that the merchants and retailers can directly receive payments from their customers by integrating a crypto payment gateway into their list of available payment methods.

Elements’ Crypto  Payment Gateway is infused with liquidity from the trusted exchanges and third-party liquidity providers while ensuring maxim security, safety, speed and reliability.

Why go for Element’s Cryptocurrency Payment Gateway?

Business is no longer confined to a locality. Even the smallest start-ups have clients bringing them revenue from different corners of the world. Cross-border payments, however, are known to experience notorious delays. With cryptocurrency payments, however, the transactions are almost instantaneous.

The traditional finance system heavily relies on banking.  Therefore, it might not be possible for people without access to a traditional banking system to participate in any transaction in the traditional finance realm. With crypto payment gateways, it opens up new opportunities for people who do not have access to a bank account.

A cryptocurrency payment does not have facilities for chargebacks or refunds. Although it might, on the surface, seem like a disadvantage, it ensures that there are no fraudulent chargebacks that eat a lot of time and effort when it comes to traditional finance. Since most wallet addresses are provided by QR codes, the chances of a fraudulent transaction are almost negligible.  Elements crypto payment gateway offers complete anonymity. Customer buying pattern is a major threat for customer privacy.  With anonymity in place, the buyers can be assured of their privacy.

Key Features:  Elements Crypto Payment Gateway

•Fastest Transaction Time - User-centric gateways for fastest transaction time.

•Seamless conversion - Users can convert their fiat into cryptos & vice versa without glitches.

•Multiple payment options - Fiat to Crypto and vice versa via regular banking channels and other cryptos.

•Multiple Blockchain currency - Integrate multiple blockchain currencies  such as Bitcoin, Ethereum, USDC for payment options.

•User Controlled Funds - Users have complete control of funds, private keys with full security.

•Data Security - All the data stored will be encrypted via most trusted cryptographic protocols.

•Multiple wallets integration - Users can integrate multiple wallets to a single application to seamlessly transfer cryptos.

•Transaction history - Admins and users can check all the transactions of all payments & cryptos.

Advantages:  Elements Crypto Payment Gateway

•Global Usage - Anyone from across the world can use cryptocurrency payment to pay anyone with choice of their cryptocurrency.

•Secure Transactions - All transactions are highly secure and anonymous.

•Minimal Fees - Transaction fees ae minimal and very compared to fiat payment gateways.

•Multiple POS - This payment gateway can be integrated with POS apps making crypto payments easy for merchants & consumers.

•Fast withdrawal - Money can be withdrawn faster than any other payment methods.

•Early mover advantage - Crypto payment gateways are still new and there aren’t many players offering fully integrated, multi-cryptocurrency payment options.

Element’s Crypto Mining Activity

About Crypto mining:

Mining Bitcoin and other cryptocurrencies is the Wild West of technology and finance. The field is still evolving and largely unregulated and the work comes with risk. As with any frontier, however, there’s significant profit potential for those who succeed.  Although cryptocurrency mining involves the latest in computational and financial advancements, starting a mining business requires no technical knowledge, just an investment in the required resources.

Mining of cryptocurrencies other than Bitcoin:

We will focus on other cryptocurrencies including Ethereum, Zcash, Ripple, Monero and others. Our management  has a high level of expertise in the knowledge of mining and which of these will be most profitable to mine (depending on multiple factors, including the value, difficulty to mine and projected forecast for each cryptocurrency).

Our plan is to position our business to become the leading brand in bitcoin & other cryptocurrency mining and also to be amongst the top 10 bitcoin mining companies in the United States of America within the first 5 years of operation. This goal is based on our market research, our core competencies, our past experience and ability to raise the required capital for set-up. We have done our research and feasibility studies and we are enthusiastic and confident that our cryptocurrency mining business will augment well in overall crypto based ecosystem and will be a great profitability contributor.

A common misconception about crypto mining is that it is simply used to create new coins. However, cryptocurrency mining also involves adding cryptocurrency transactions to a distributed ledger after they are validated on a blockchain network. This creates a unique opportunity for technology driven mining.

The resources required for mining Bitcoin & other cryptocurrencies include:

•At least one specialized computer (called an Application-specific Integrated Circuit or ASIC miner), which is specifically designed to compete for and support a particular cryptocurrency.

•A reliable and inexpensive energy supply.

•A dependable internet connection.

•A cooling infrastructure (whether you’re mining at home or on a Bitcoin farm).

•A computer, software, and the technical skill to establish and monitor operations.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter.  Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales.  He will utilize this prospectus to offer the shares to friends, family and business associates.

We are a newly created company that has not realized any revenues through November 30, 2022 with a net loss of $51,549 for the period from inception to November 30, 2022.  To date our operations have been funded by loans from our sole officer and director, Dmitry Kinslikh and share subscriptions from our shareholders.  Our independent auditor, BF Borgers CPA PC has issued an audit opinion, which includes a statement expressing a doubt as to our ability to continue as a going concern.  Our address is 9980 Dufferin Street #20026, Vaughan, Ontario L6A 4M4 .  Our telephone number is (647) 405-1054.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or other quotation service.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Pink Sheets.  We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

We are a technology led company focused on bringing blockchain based technologies to the various applications in de-fi, NFTs and other emerging models.  Our vision is to create multiple opportunities for users through the evolution and adoption of blockchain-based technologies.

We are developing a NFT marketplace on a blockchain to facilitate the minting and trading of NFTs.  This will be augmented by a secured communication application and crypto based payment gateway and wallet.  Along with the general NFT marketplace, which will allow users to mint, launch and trade in multiple domains such as arts, music, gaming, we will be focusing on a unique NFT marketplace for sports.

We are developing a NFT marketplace on a blockchain to facilitate the minting and trading of NFTs. This will be augmented by a secured communication application and crypto based payment gateway and wallet.  Along with the general NFT marketplace, which will allow users to mint, launch and trade in multiple domains such as Arts, Music, gaming, we will be focusing on a unique NFT marketplace for Sports.

We will earn money from commissions charged on the transacted value of NFTs traded on our platform.  Apart from this commission income, we will also be generating revenue from our payment gateway which will be integrated into the marketplace.  This cryptocurrency supported payment gateway will also be launched as independent payment gateway outside of our own NFT marketplace.  Other revenue opportunities include listing fees, minting fees and other transaction revenues on the platform.

As an early-stage technology development enterprise, we are driven as our clients to succeed, with full transparency and time-honored efficiency, matching top talent and creativity with global experience.  Whether it’s an NFT social media platform, secure messaging and encrypted chat, or a payment processor for both crypto and fiat transactions, we deliver elegant, effective solutions to help our clients drive their business forward.

Revenue Opportunities

•Listing fees – NFT marketplaces act as a hub for thousands of crypto collectibles developed by content creators. They categorize each NFT into different types and display them appropriately. The categories can be divided based on price, demand from investors, and recently added.

•Transaction processing charges – Peer-to-peer transactions are executed while buying and selling digital collectibles on NFT marketplaces. The investors generally pay through the leading cryptocurrencies & stablecoins. The NFT selling platform imposes a transaction fee for each payment processed by the crypto investors. The transaction charges are imposed to pay off the gas charges for maintaining the functioning of the blockchain network.

·

•Initial setup fees – This is imposed on content creators planning to list their first crypto collectible on the NFT marketplace. Every NFT selling platform is backed up with a predefined protocol and NFT developers need to pay a specific fee to move their digital collectible to the platform and list it for commercial sale.

•Selling multiple NFTs simultaneously – The content creator can opt to sell numerous crypto collectibles at the same time to several investors through a single auction. Whenever a new NFT is added for sale in the auction, the creator will have to incur fees for on-chain transactions and gas. In other cases, the NFT marketplace will charge a flat percentage on the final bidding price.

•Minting fees – Minting charges are levied for registering the NFT (artwork, fashion accessories, games, sports goods, and trading cards) on the blockchain network.

•Bidding charges – Interested NFT buyers must pay a specific fee for bidding successfully for the crypto collectible sold on the NFT marketplace. They have to place their offer before the deadline after including details of the lowest price and highest price.

•Affiliate Program – It is an exclusive program for partners of NFT marketplaces. The NFT selling platform charges a specific fee for offering various incentives like real-time sharing of statistics on the demand of crypto collectibles, for conducting airdrop and bounty programs, ensuring the instant creation of auctions, and HTTP API integration for filtering of information related to bids, digital assets, and wallet addresses.

Encrypted Chat Application

Elements will also launch a communication app that allows users to converse with each other via text, voice message, or video calls with high levels of encrypted communications.  Users are not being tracked across this chat platform and messages are end-to-end encrypted. Its focus is on encryption and privacy.

The secure messenger market is one of the fastest growing in the software industry. Due to increasing privacy concerns, and a never-ending stream of various data breaches, more and more companies are starting to take their communication practices very seriously, and that makes them turn to secure messengers.

Elements chat can be used through a variety of devices, including (desktop) computers running on Linux, macOS, or Windows, as well as mobile phone and tablet applications (available on Android and iOS devices). This chat utility will be integrated into the NFT marketplace for safe and secure communication with high regards to privacy. It will also be available for the users to use it independently without having to use the marketplace.

This encrypted chat utility will be key feature of the NFT Marketplace which will make a secure  communication between creators, investors & traders.

At a future date, we are looking to launch this Encrypted Chat model independent of NFT Marketplace and it will be launched in the open market. The idea here is to increase the user base and use them to boost the number of marketplace users.

Status	Telegram	Signal	Whatsapp	WeChat	Line	KakaoTalk	Messenger
Leverages P2P Protocols	✓	✗	✗	✗	✗	✗	✗	✗
E2E encryption by default	✓	✗	✓	✓	✗	✓	✗	✗
App & Server Completely Open source	✓	✗	✓	✗	✗	✗	✗	✗
No phone number or email required	✓	✗	✗	✗	✗	✗	✗	✗
Perfect forward secrecy	✓	✓	✓	✓	✗	✗	✗	✓

Privacy Features of Status In Comparison – 24. 04. 2020

* This is a comparison of features implemented in Status. We understand there are privacy features not available in Status – Check the full story on https://our.status.im/elements-of-private-secure-messaging-apps

Revenue Model for the Encrypted Chat:

This is a streamlined free personal app that offers an excellent showcase of the platform’s secure communications possibilities.   At a future date, there will be a Pro version ($6 monthly) with more features for a reasonable price; it can be used for groups to discuss projects and maintain confidential communication all the way through.   The Enterprise version that adds third-party integration and on-premise deployment to the mix, which will be available only on the paid versions.  Lastly, there will be a crisis communication edition, with the extreme levels of security designed for emergency events like malware attacks and breaches.

Element’s Crypto Payment Gateway

A cryptocurrency payment gateway is a platform or a gateway that authorizes the transaction in cryptocurrency and makes it valid. If a customer makes a payment by scanning the QR code or by manually entering the address of a wallet, it can be termed as a crypto payment. The entire payment is recorded on the blockchain, making it immutable.

The cryptocurrency payment gateway ensures that the merchants and retailers can directly receive payments from their customers by integrating a crypto payment gateway into their list of available payment methods.

Elements’ Crypto  Payment Gateway is infused with liquidity from the trusted exchanges and third-party liquidity providers while ensuring maxim security, safety, speed and reliability.

Why go for Element’s Cryptocurrency Payment Gateway?

Business is no longer confined to a locality. Even the smallest start-ups have clients bringing them revenue from different corners of the world. Cross-border payments, however, are known to experience notorious delays. With cryptocurrency payments, however, the transactions are almost instantaneous.

The traditional finance system heavily relies on banking.  Therefore, it might not be possible for people without access to a traditional banking system to participate in any transaction in the traditional finance realm. With crypto payment gateways, it opens up new opportunities for people who do not have access to a bank account.

A cryptocurrency payment does not have facilities for chargebacks or refunds. Although it might, on the surface, seem like a disadvantage, it ensures that there are no fraudulent chargebacks that eat a lot of time and effort when it comes to traditional finance. Since most wallet addresses are provided by QR codes, the chances of a fraudulent transaction are almost negligible.  Elements crypto payment gateway offers complete anonymity. Customer buying pattern is a major threat for customer privacy.  With anonymity in place, the buyers can be assured of their privacy.

Key Features:  Elements Crypto Payment Gateway

•Fastest Transaction Time - User-centric gateways for fastest transaction time.

•Seamless conversion - Users can convert their fiat into cryptos & vice versa without glitches.

•Multiple payment options - Fiat to Crypto and vice versa via regular banking channels and other cryptos.

•Multiple Blockchain currency - Integrate multiple blockchain currencies  such as Bitcoin, Ethereum, USDC for payment options.

•User Controlled Funds - Users have complete control of funds, private keys with full security.

•Data Security - All the data stored will be encrypted via most trusted cryptographic protocols.

•Multiple wallets integration - Users can integrate multiple wallets to a single application to seamlessly transfer cryptos.

•Transaction history - Admins and users can check all the transactions of all payments & cryptos.

Advantages:  Elements Crypto Payment Gateway

•Global Usage - Anyone from across the world can use cryptocurrency payment to pay anyone with choice of their cryptocurrency.

•Secure Transactions - All transactions are highly secure and anonymous.

•Minimal Fees - Transaction fees ae minimal and very compared to fiat payment gateways.

•Multiple POS - This payment gateway can be integrated with POS apps making crypto payments easy for merchants & consumers.

•Fast withdrawal - Money can be withdrawn faster than any other payment methods.

•Early mover advantage - Crypto payment gateways are still new and there aren’t many players offering fully integrated, multi-cryptocurrency payment options.

Element’s Crypto Mining Activity

*Representative image – of a large scale crypto mining operations setup.  This is for informational purposes only.

About Crypto mining:

Mining Bitcoin and other cryptocurrencies is the Wild West of technology and finance. The field is still evolving and largely unregulated and the work comes with risk. As with any frontier, however, there’s significant profit potential for those who succeed.  Although cryptocurrency mining involves the latest in computational and financial advancements, starting a mining business requires no technical knowledge, just an investment in the required resources.

Mining of cryptocurrencies other than Bitcoin:

We will focus on other cryptocurrencies including Ethereum, Zcash, Ripple, Monero and others. Our management  has a high level of expertise in the knowledge of mining and which of these will be most profitable to mine (depending on multiple factors, including the value, difficulty to mine and projected forecast for each cryptocurrency).

Our plan is to position our business to become the leading brand in bitcoin & other cryptocurrency mining and also to be amongst the top 10 bitcoin mining companies in the United States of America within the first 5 years of operation. This goal is based on our market research, our core competencies, our past experience and ability to raise the required capital for set-up. We have done our research and feasibility studies and we are enthusiastic and confident that our cryptocurrency mining business will augment well in overall crypto based ecosystem and will be a great profitability contributor.

A common misconception about crypto mining is that it is simply used to create new coins. However, cryptocurrency mining also involves adding cryptocurrency transactions to a distributed ledger after they are validated on a blockchain network. This creates a unique opportunity for technology driven mining.

The resources required for mining Bitcoin & other cryptocurrencies include:

•At least one specialized computer (called an Application-specific Integrated Circuit or ASIC miner), which is specifically designed to compete for and support a particular cryptocurrency.

•A reliable and inexpensive energy supply.

•A dependable internet connection.

•A cooling infrastructure (whether you’re mining at home or on a Bitcoin farm).

•A computer, software, and the technical skill to establish and monitor operations.

Target Customers

Our target customers are:

1.NFT lovers, sports enthusiasts, art lovers;

2.Investors who are investing in alternate asset classes;

3.Gen Z and overall crypto communities; and,

4.Institutions, sports clubs, etc.

Customer Acquisition

Customer acquisition in a niche digital world like NFT marketplace is highly technology and content driven.  Our initial strategy is to acquire customers by offering free or highly low-priced commissions to develop our user base.  We will also be offering promotions via other online NFT communities. We will also partner with art clubs, sports clubs across USA and the world to generate exclusive arrangements.

SALES & MARKETING

We intend to employ the following marketing strategies:

•Provide a clear value advantage to our customers;

•Content driven strategy;

•Develop our presence on communities on Discord & Telegram like platforms for promotion of unique collections and promotion of marketplaces;

•Online marketing strategies like SEO Marketing, Social Media Updates, Blog Creation, E-mails and YouTube advertising;

•Paying attention to customers and taking their feedback;

•Analyzing customers' psychology and pain points; and

•Increasing customer satisfaction by providing them with the best quality products and customer service.

MARKET RESEARCH & POTENTIAL

According to CryptoSlam, NFT sales totaled US$4.5 billion in January 2022, just below the market’s all-time high of US$4.9 billion set in August 2021.  Monthly NFT sales crossed the US$1 billion mark in July 2021 and have steadily increased.

US$666.12
Average Sale
January 2022

US$4.48 billion
NFT Sales Total
January 2022

923,400
Unique Buyers

6,730,843
Total Transactions
in January

768,932
Unique Sellers of NFTs
January 2022

With monthly sales holding above US$2.5 billion in recent months, the market for new NFTs will likely grow to at least US$30-$40 billion in 2022.  CryptoSlam has projected 2022 sales volume to rise by at least 50% to 70%, considering the expected 200% to 300% growth in the number of buyers.

CryptoSlam data shows there were 759,145 unique sellers of NFTs in January 2022, up from 27,963 in January 2021 (a growth of almost 30 times in a year).  The number of unique buyers reached a new record monthly high of

910,611.

NFT marketplaces are recording triple digit growth consistently.

Weekly total cryptocurrency value and average value per transaction sent to NFT platforms, 2021
Total value sent
Average value per transaction
Total value (USD)
4,000,000,000
3,000,000,000
2,000,000,000
1,000,000,000
0
Average value (USD)
2,500
2,000
1,500
1,000
500
0
3/1/2021
5/1/2021
7/1/2021
9/1/2021
11/1/2021
Date
© Chainalysis

There has been significant increase in both total value sent and average transaction size, suggesting that NFTs as an asset category are gaining value as they attract new users.

Weekly number of active NFT collections on OpenSea, 2021
Number of active collections
3,500
3,000
2,500
2,000
1,500
1,000
500
0
3/1/2021
5/1/2021
7/1/2021
9/1/2021
11/1/2021
Date
© Chainalysis

This is an example from leading NFT marketplace OpenSea, of active users and NFT collections

RESEARCH AND DEVELOPMENT; INTELLECTUAL PROPERTY

We have no intellectual property except our trade names and web domain.  We do not own any patents and trademarks at this time, but we may pursue patents and or trademarks if we develop engineered products via our product line group.  We have not registered or trademarked “Elements Ventures Group Inc.” or any other trade names.  There have not been any expenses incurred for any research or development other than the efforts of conducting research and analysis by our sole officer and director.

GOVERNMENTAL REGULATION

Our business model is a simple “Manufacture, Sale and Supply” operation and not subject to any material government regulations.  However, there is a risk that we could be adversely affected by current regional laws and regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive.  There is also a risk that a change in current laws could adversely affect our business.  In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations.  Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all activities or otherwise penalize the firm if found to not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority.  Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

COMPETITION

There are many players involved in NFT Marketplaces – some big and some small.  Here is information on 3 of the biggest companies:

•OpenSea

oDate founded: 2017

oHeadquarters: New York, NY

oDescription: the largest online decentralized marketplace in the United States for buying and selling crypto collectibles where creators and customers interact peer to peer.

oSupported blockchains: Ethereum, Polygon, Klatyn.

oBusiness model: sellers pay 2.5% of the price from each NFT sale.

•Rarible

oDate founded: 2020

oHeadquarters: Wilmington, DE

oDescription: an Ethereum-based NFT marketplace with an NFT market index showing circulating supply for different digital collectibles.

oSupported blockchains: Ethereum, Flow, Tezos.

oBusiness model: 2.5% from buyers and sellers at the same time.

•SuperRare

oDate founded: 2018

oHeadquarters: Newark, NJ

oDescription: an Ethereum-based NFT marketplace focusing on curation and selling exclusive crypto art.

oSupported blockchains: Ethereum

oBusiness model: 3% from buyers; 15% fee for artists’ initial sales.

There is plenty of competition in NFT Marketplace market.  The demand for cryptocurrency and NFTS is driving more companies towards this market and technological advancements will be a crucial part of market growth.

Facilities

We currently rent our physical property in Ontario, Canada.  Our current address is 9980 Dufferin Street #20026, Vaughan, Ontario L6A 4M4 .  Our telephone number is (647) 405-1054.  This location serves as our primary office for planning and implementing our business plan.

Employees And Employment Agreements

We have no employees as of the date of this prospectus other than our sole officer and director, Dmitry Kinslikh who currently devotes approximately 40 hours per week to company matters.  After receiving funding, Mr. Kinslikh plans to devote, as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company.  As our business and operations increase, we will assess the need for full time management and administrative support personnel.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

PLAN OF OPERATION

Our cash balance is $11,447 as of August 31, 2022.  We do not believe that our cash balance is sufficient to fund our operations beyond one year’s time.  During the period from inception till this time we had no revenue.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  There is no assurance we will ever reach that stage.  To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to expand operations, but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Dmitry Kinslikh verbally agreed to provide additional cash for the Company.  We will not use the net proceeds from the offering to pay compensation to Mr. Kinslikh or to repay the loan from Mr. Kinslikh.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Gross Proceeds from this Offering (1)	$525,000	$1,050,000	$1,575,000	$2,100,000

Shares Sold	1,500,000	3,000,000	4,500,000	6,000,000
Gross Proceeds	$525,000	$1,050,000	$1,575,000	$2,100,000
Total Before Expenses	$525,000	$1,050,000	$1,575,000	$2,100,000

Administrative Offering Expenses
Legal & Accounting	$20,000	$20,000	$20,000	$20,000
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$2,000	$2,000	$2,000	$2,000
SEC Filing Fee	$406.55	$406.55	$406.55	$406.55
Miscellaneous	$593.45	$593.45	$593.45	$593.45
Total Administrative Operating Expenses	$25,000	$25,000	$25,000	$25,000

Net Offering Proceeds	$500,000	$1,025,000	$1,550,000	$2,075,000

Operating Offering Expenses
Website Development	$30,000	$30,000	$40,000	$40,000
Software/ Product development	$362,500	$730,000	$1,097,500	$1,470,000
Marketing & Advertising	$7,500	$165,000	$152,500	$248,838
Salaries	$80,000	$80,000	$200,000	$256,163
Other operating expenses	$20,000	$20,000	$60,000	$60,000
Total Operating Expenses	$500,000	$1,025,000	$1,550,000	$2,075,000

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing.  As of August 31, 2022, our director has loaned us $15,460 on no interest terms.  We do not expect to purchase or sell plant or significant equipment.  Further we do not expect significant changes in the number of employees.  Upon completion of our public offering, our specific goal is to further develop and profitably sell our services.  Our plan of operations is as follows:

IT systems set-up along with Website

Time frames 1st to 4th month

Estimated costs: $50,000 - $100,000

Specifically, if only an estimated 25% of the offering is sold the Net Offering Proceeds will be used for setting up our IT systems, servers, website and communications. Beyond that, proceeds would be used for maintaining our ongoing reporting obligations to the SEC until at which time in the future we are able to secure additional funding.  Please see Use of Proceeds section for additional details.  This initial stage will provide the company with an online presence and also provide adequate communication capabilities with prospective customers, manufacturers and investors.  If adequate funds are not during this initial stage, the company will suspend spending on any communication infrastructure and focus meeting its requirements and obligations as a reporting company to the SEC.  If this becomes the case, then we will be delayed in progressing our plans.  This stage of building our communication network will be our main priority not only for compliance reasons but the ability to timely communicate with all intended parties.

Product Development NFT Social Media Marketplace

Time Frame: 3rd to 8th month

Estimated costs: $300,000 - $1,100,000

In addition to the above, if an estimated only 50% of the offering is sold the Net Offering Proceeds will be used towards product selection and finalization as well as quality control testing measures. The overall product development is a lengthy process and various new modules will be added gradually. We will carry out the product development in various phases in which modules and functionality will be added in a staged manner considering the availability of funds. If 100% of the offering our goal is achieved, our product development will be completed within the above stipulated timeline. If only 25% of the offering goal is achieved, we will achieve the MVP (Minimum Viable Product) stage of the platform

Sales Development and digital marketing

Time Frame: 8th to 12th month

Estimated costs: $160,000 - $250,000

If only 75% of the offering is sold the Net Offering Proceeds will be used towards all of the above activities and towards commencing sales and marketing activities with some preparation towards production if and when sales orders are secured. The money will be utilized in creating a strong web presence and across the social media platforms via content strategy, online ads and sponsoring the events. The budgets of these will be on a slider scale proportionate to the funding raised via the offering

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” above and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity.  Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.  In order to become profitable, we may still need to secure additional debt or equity funding.  We hope to be able to raise additional funds from an offering of our stock in the future.  However, this offering may not occur, or if it occurs, may not raise the required funding.  We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

SEC Filing Plan

We intend to become a reporting company in 2023 after our registration statement on Form S-1 is declared effective.  This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table provides selected information about our management.

Name	Age	Positions
Dmitry Kinslikh	45	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Mr. Kinslikh has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since January 31, 2022.  Our address is his address.

Dmitry Kinslikh is a CEO and entrepreneur who has made a name for himself in various industries.  Mr. Kinslikh started his career in the medical industry, where he opened a chain of medical clinics in Toronto, Canada. He realized that there was a huge gap in the market for affordable and accessible healthcare, and he saw an opportunity to fill that gap. Mr. Kinslikh worked tirelessly to ensure that his clinics provided high-quality care at an affordable price. His clinics soon became a success, and he was able to expand his operations to other parts of Ontario.

From 2010 to 2014, Mr. Kinslikh founded and operated Sunnybrook Rehabilitation Center, which specializes in providing physical therapy to patients recovering from injuries and surgeries. The center has become one of the most popular rehabilitation centers in Canada, and it has helped thousands of patients regain their mobility and independence.

While Mr. Dmitry Kinslikh was running his medical clinics and rehabilitation center, he was also involved in the construction and excavation industry. He founded three companies, Primo Décor (2007-Curent), Excelsior (2010-2017), and Castleview (2017-2021), which specialize in providing construction and excavation services to commercial and residential clients.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified.  The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member.  Officers are elected by and serve at the discretion of the Board of Directors.  Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors.

Involvement In Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

We have not paid our sole officer and director Mr. Kinslikh any cash or non-cash compensation since our inception to the date of this prospectus.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement with Mr. Kinslikh.  We may enter into an employment agreement in the future.

DIRECTOR COMPENSATION

We have not compensated our directors for their service on our Board of Directors since our inception.  There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.

The percentages below are calculated based on 11,570,500 shares of our common stock issued and outstanding as of the date of this prospectus.  We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	Title of Class	Number of Shares	Percent of Common Stock
			Before Offering	After Offering
Dmitry Kinslikh 9980 Dufferin St. #20026, Vaughan, Ontario L6A 4M4	Common	7,000,000	60.5%	39.8%
All directors and executive officers as a group (1 person)			60.5%	39.8%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 31, 2022, Dmitry Kinslikh has loaned us $15,460.  The loan does not have any term, carries no interest and is not secured.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements included in this prospectus and in the registration statement have been audited by BF Borgers CPA PC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the common stock will be passed upon by Jackson L. Morris, Esq., Petersburg, Florida.  He does not own any our common stock and we have no agreement to compensate him in our shares.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules.  The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

INDEX TO FINANCIAL STATEMENTS

Elements Ventures Group Inc.

TABLE OF CONTENTS

AUGUST 31, 2022

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Elements Ventures Group Inc.

Opinion on the Financial Statements

We have audited the accompanying  balance sheet of Elements Ventures Group Inc. (the "Company") as of August 31, 2022, the related statement of operations, stockholders' equity (deficit), and cash flows for the period January 31, 2022 (Inception) through August 31, 2022 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2022, and the results of its operations and its cash flows for the period January 31, 2022 (Inception) through August 31, 2022, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

April 7, 2023

Elements Ventures Group Inc.
Balance Sheet

August 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$11,447
Total current assets	11,447
Property and equipment
Property and equipment gross	2,981
Less: Depreciation	(87)
Property and equipment net	2,894

Total assets	$14,341

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Due to related party	15,460
Total current liabilities	15,460

Total liabilities	$15,460

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding as on August 31, 2022.	$-
Common stock: $0.0001 par value, 500,000,000 shares authorized, 11,540,500 shares issued and outstanding as on August 31, 2022.	1,154
Additional paid in capital	38,346
Accumulated deficit	(40,493)
Accumulated other comprehensive loss	(126)
Total stockholders’ deficit	$(1,119)

Total liabilities and stockholders' deficit	$14,341

The accompanying notes are an integral part of these financial statements.

Elements Ventures Group Inc.
Statement of Operations

From the date of inception January 31, 2022 to August 31, 2022

REVENUE	$-
OPERATING EXPENSES
General and administration expenses	718
Professional fees	36,130
Payroll expenses	3,520
Depreciation expense	99
Total operating expenses	$40,467

Other expense
Loss on disposal of asset	26
Total other expense	26

Net loss before taxes	$(40,493)
Income tax	-
Net loss	$(40,493)

Other comprehensive loss
Foreign currency translation adjustment	(126)
Comprehensive loss	$(40,619)

Net loss per common share - basic and diluted	$(0.19)
Weighted average number of shares of common stock outstanding - basic and diluted	211,716

The accompanying notes are an integral part of these financial statements.

Elements Ventures Group Inc.
Statement of Stockholders’ Deficit
For the year ended August 31, 2022

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Loss	Total Stockholders' Deficit
Balance at inception at January 31, 2022	-	$-	-	$-	$-	$-	$-	$-

Shares issued for cash	-	-	11,540,500	1,154	38,346	-		39,500
Foreign currency translation adjustment	-	-	-	-	-	-	(126)	(126)
Net loss for the year	-	-	-	-	-	(40,493)	-	(40,493)

Balance at August 31, 2022	-	$-	11,540,500	$1,154	$38,346	$(40,493)	$(126)	$(1,119)

The accompanying notes are an integral part of these financial statements.

Elements Ventures Group Inc.
Statement of Cash Flows

From the date of inception January 31, 2022 to August 31, 2022
Cash Flows from Operating Activities:
Net loss	$(40,493)
Adjustments to reconcile net loss to net cash used by financing activities:
Depreciation	99
Loss on sale of fixed asset	26
Net cash used in operating activities	$(40,368)

Cash Flows from Financing Activities:
Proceeds from related party	15,460
Proceeds from sale of common stock	39,500
Net cash provided by financing activities	$54,960

Cash Flows from Investing Activities:
Purchase of property and equipment	(5,498)
Sale of property and equipment’s	2,479
Net cash provided by financing activities	(3,019)

Net increase (decrease) in cash, cash equivalents and restricted cash	11,573
Effects of currency translation on cash	(126)
Cash, cash equivalents and restricted cash at beginning of the period	-
Cash, cash equivalents and restricted cash at end of the period	$11,447

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

ELEMENTS VENTURES GROUP INC.

NOTES TO THE FINANCIAL STATEMENT

AUGUST 31, 2022

Note 1: Nature of Operations and Continuance of Business

Elements Ventures Group Inc (the “Company”) was incorporated in the State of Wyoming on January 31, 2022. These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations. During the period ended August 31, 2022, the Company had no revenues and incurred a net loss of $40,493.  As at August 31, 2022, the Company has a loss on working capital deficit of $4,013 and an accumulated deficit of $40,493. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2: Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company should be read in conjunction with the financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission for the fiscal year ended August 31, 2022. In the opinion of management, the accompanying financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computers and Printers	5 years

For financial statements purposes, depreciation is computed under the straight-line method.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Translation Adjustment

For the year ended August 31, 2022, the accounts of the Company were maintained, and one bank statement was expressed, in CAD.  Such statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with USD as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Comprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended August 31, 2022, is included in the statement of operations as a foreign currency translation adjustment.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Revenue recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Note 3: Property and Equipment

The Company’s property and equipment primarily consists of computers and equipment and is being depreciated using the straight-line method over a period of five years. Property and equipment consisted of the following:

August 31,2022

Computers	$2,981

Property and equipment, gross	$2,981
Less Depreciation expenses	(87)
Property and equipment, net	$2,894

Depreciation expense for the year ended August 31, 2022, totaled $99.

Note 4: Related Party Transactions

As at August 31, 2022, the Company owed $15,460 to the President and Director of the Company, which is unsecured, non-interest bearing, and due on demand.

On February 06, 2022, the Company issued, 7,000,000 shares of common stock to director for a cash proceeds of $1000.

Note 5: Common Stock

On February 06, 2022, the Company issued, 7,000,000 shares of common stock to director for a cash proceeds of $1000.

During the month of February2022, the company issued a total of 1,000,000 common shares to various investors for a cash proceeds of $15,300.

During the month of March 2022, the company issued a total of 501,000 common shares to various investors for a cash proceeds of $1,50.

During the month of April 2022, the company issued a total of 525,000 common shares to various investors for a cash proceeds of $1,550.

During the month of June 2022, the company issued a total of 2,514,500 common shares to various investors for a cash proceeds of $21,410.

There were 11,540,500 shares of common stock issued and outstanding as of August 31, 2022.

Note 6: Income Taxes

The Company is subject to United States federal and state income taxes at a rate of 21% per annum. The reconciliation of the provision for income taxes at the statutory rate compared to the Company’s income tax expense as reported is as follows:

From the date of inception January 31, 2022 to August 31, 2022
Income tax expense (benefit) at statutory rate	(8,504)
Change in valuation allowance	8,504
Income tax expense	-

The significant components of deferred income tax assets and liabilities as at August 31, 2022 are as follows:

August 31, 2022
Gross deferred tax asset	8,504
Valuation allowance	(8,504)
Net deferred tax asset	-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $40,493 for federal income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Note 7: Subsequent Event

The Company evaluated all events or transactions that occurred after August 31, 2022 through May 1, 2023. The Company determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the period ended August 31, 2022.

Elements Ventures Group Inc.

Financial Statements

For the Six Months Ended February 28, 2023

(expressed in US dollars)

(unaudited)

Elements Ventures Group Inc.
Balance Sheet (Unaudited)

	February 28, 2023	August 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$28,791	$11,447
Total current assets	28,791	11,447
Property and equipment
Property and equipment gross	1,774	2,981
Less: Depreciation	(263)	(87)
Property and equipment net	1,511	2,894

Total assets	$30,302	$14,341

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	2,300	-
Due to related party	35,460	15,460
Accrued expenses	1,000	-
Total current liabilities	38,760	15,460

Total liabilities	$38,760	$15,460

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding as on February 28, 2023 and August 31, 2022.	$-	$-
Common stock: $0.0001 par value, 500,000,000 shares authorized, 11,570,500 shares and 11,540,500 shares issued and outstanding as on February 28, 2023 and August 31, 2022.	1,157	1,154
Additional paid in capital	45,843	38,346
Accumulated deficit	(55,326)	(40,493)
Accumulated other comprehensive loss	(132)	(126)
Total stockholders’ deficit	$(8,458)	$(1,119)

Total liabilities and stockholders' deficit	$30,302	$14,341

The accompanying notes are an integral part of these financial statements.

Elements Ventures Group Inc.
Statement of Operations (Unaudited)

	For the three months ended	For the six months ended
	February 28, 2023	February 28, 2023

REVENUE	$-	$-
OPERATING EXPENSES
General and administration expenses	1,602	3,969
Payroll expenses	2,000	2,000
Professional fees	-	8,688
Depreciation expense	87	182
Total operating expenses	$3,689	$14,839

Other expense
Loss on disposal of asset	-	(6)
Total other expense	-	(6)

Net loss before taxes	$(3,689)	$(14,833)
Income tax	-	-
Net loss	$(3,689)	$(14,833)

Other comprehensive loss
Foreign currency translation adjustment	-	(6)
Comprehensive loss	$(3,689)	$(14,839)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)
Weighted average number of shares of common stock outstanding - basic and diluted	11,555,722	11,548,069

The accompanying notes are an integral part of these financial statements.

Elements Ventures Group Inc.
Statement of Stockholders’ Deficit (Unaudited)
For the three and six months ended February 28, 2023

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Loss	Total Stockholders' Deficit

Balance at November 30, 2022	-	$-	11,540,500	$1,154	$38,346	$(51,637)	$(132)	$(12,269)

Shares issued for cash	-	-	30,000	3	7,497	-		7,500
Net loss for the three month ended	-	-	-	-	-	(3,689)	-	(3,689)

Balance at February 28, 2023	-	$-	11,570,500	$1,157	$45,843	$(55,326)	$(132)	$(8,458)

Balance at August 31, 2022	-	$-	11,540,500	$1,154	$38,346	$(40,493)	$(126)	$(1,119)

Shares issued for cash	-	-	30,000	3	7,497	-		7,500
Foreign currency translation adjustment	-	-	-	-	-	-	(6)	(6)
Net loss for the six month ended	-	-	-	-	-	(14,833)	-	(14,833)

Balance at February 28, 2023	-	$-	11,570,500	$1,157	$45,843	$(55,326)	$(132)	$(8,458)

The accompanying notes are an integral part of these financial statements.

Elements Ventures Group Inc.
Statement of Cash Flows (Unaudited)

For the six months ended
February 28, 2023

Cash Flows from Operating Activities:
Net loss	$(14,833)
Adjustments to reconcile net loss to net cash used by financing activities:
Depreciation	182
Loss on sale of fixed asset	(6)
Increase (decrease) in accounts payable	2,300
Increase (decrease) in accrued expenses	1,000
Net cash used in operating activities	$(11,357)

Cash Flows from Investing Activities:
Sale of property and equipment	1,207
Net cash provided by financing activities	1,207

Cash Flows from Financing Activities:
Proceeds from related party	20,000
Proceeds from sale of common stock	7,500
Net cash provided by financing activities	$27,500

Net increase (decrease) in cash, cash equivalents and restricted cash	17,350
Effects of currency translation on cash	(6)
Cash, cash equivalents and restricted cash at beginning of the period	11,447
Cash, cash equivalents and restricted cash at end of the period	$28,791

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

ELEMENTS VENTURES GROUP INC.

NOTES TO THE FINANCIAL STATEMENT

FEBRUARY 28, 2023

Note 1: Nature of Operations and Continuance of Business

Elements Ventures Group Inc (the “Company”) was incorporated in the State of Wyoming on January 31, 2022. These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations. During the period ended February 28, 2023, the Company had no revenues and incurred a net loss of $14,833.  As at February 28, 2023, the Company has a loss on working capital deficit of $9,969 and an accumulated deficit of $55,326. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2: Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company should be read in conjunction with the financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission for the period ended February 28, 2023. In the opinion of management, the accompanying financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Computers and Printers	5 years

For financial statements purposes, depreciation is computed under the straight-line method.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Translation Adjustment

For the period ended February 28, 2023, the accounts of the Company were maintained, and one bank statement was expressed, in CAD.  Such statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with USD as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital.  Transaction gains and losses are reflected in the income statement.

Comprehensive Income/(Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220).  Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended February 28, 2023, is included in the statement of operations as a foreign currency translation adjustment.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Revenue recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Note 3: Property and Equipment

The Company’s property and equipment primarily consists of computers and equipment and is being depreciated using the straight-line method over a period of five years. Property and equipment consisted of the following:

February 28,2023

Computers	$1,774

Property and equipment, gross	$1,774
Less Depreciation expenses	(263)
Property and equipment, net	$1,511

Depreciation expense for the period three and six ended February 28, 2023, totaled $87 and $183.

Note 4: Related Party Transactions

During the year ended August 31, 2022 the President and Director of the Company loaned $15,460 towards working capital expenses.

During the three months ended February 28, 2023, the Company received $20,000 from the Director of the Company towards working capital expenses.

As at February 28, 2023, the Company owed $35,460 to the President and Director of the Company, which is unsecured, non-interest bearing, and due on demand.

Note 5: Common Stock

On February 06, 2022, the Company issued, 7,000,000 shares of common stock to director for a cash proceeds of $1000.

During the month of February2022, the company issued a total of 1,000,000 common shares to various investors for a cash proceeds of $15,340.

During the month of March 2022, the company issued a total of 501,000 common shares to various investors for a cash proceeds of $150.

During the month of April 2022, the company issued a total of 525,000 common shares to various investors for a cash proceeds of $1,550.

During the month of June 2022, the company issued a total of 2,514,500 common shares to various investors for a cash proceeds of $21,460.

During the month of January 2023, the company issued a total of 30,000 common shares to various investors for a cash proceeds of $7,500.

There were 11,570,500 shares and 11,540,500 shares of common stock issued and outstanding as of February 28, 2023 and November 30, 2022.

Note 6: Subsequent Event

The Company evaluated all events or transactions that occurred after February 28, 2023 through May 1, 2023.

PART II - INFORMATION NOT REQUIRED IN

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company.

SEC Registration Fee	$407.70
Auditors Fees and Expenses	$10,000
Legal Fees and Expenses	$10,000
Transfer Agent Fees	$2,000
EDGAR Agent Fees	$1,000
Miscellaneous	$592.30
Total	$25,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Wyoming Business Corporation Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.  The indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On January 31, 2022, we issued 7,000,000 shares of common stock to Dmitry Kinslikh, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a price of $0.0001 per share, for an aggregate value of $700, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

We also issued the 4,570,500 shares that are being registered on this Form S-1 for resale.  All of these shares were previously issued from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All of the sales/issuances of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation
3.2	Articles of Amendment
3.3	Bylaws
5.1	Opinion regarding the legality of the securities being registered
23.1	Consent of BF Borgers CPA PC,
23.2	Consent of Counsel, (included in Exhibit 5.1)
99.1	Subscription Agreement
107	Filing Fee Table

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vaughan, Provide of Ontario on the 2nd day of May, 2023.

Elements Ventures Group Inc.

By:	/s/	Dmitry Kinslikh
	Name:	Dmitry Kinslikh
	Title:	President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date

/s/ Dmitry Kinslikh	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	May 2, 2023
Dmitry Kinslikh